Pricing Supplement No Euro D188      Dated December 19, 1996  Rule 424(b)(3)
(To Prospectus dated April 5, 1996 and                  File No. 333-01807
Prospectus Supplement dated April 5, 1996)
                                This Pricing Supplement consists of 17 page(s)
SALOMON INC
Medium-Term Notes, Series D
(Bearer Notes)
Due More Than Nine Months from Date of Issue
Principal Amount or Face Amount: ITL 25,000,000,000 (Italian Lire)
Issue Price:     87.00%
Proceeds to Company on original issuance:  ITL 21,750,000,000
Commission or Discount on original issuance:  USD 45,500
Salomon Brothers International Limited's capacity on original issuance:
       |X|  As agent      | |  As principal
    If as principal
       | |  The Bearer Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       | |  The Bearer Notes are being offered at a fixed initial public offering price of  % of Principal Amount or Face Amount.
Original Issue Date:  December 20, 1996
Stated Maturity:  December 20, 2001
Specified Currency:  ITL
    (If other than U.S. Dollars)
Authorized Denominations:  ITL 100 million
    (If other than as set forth in the Prospectus Supplement)
Interest Payment Dates:
    Accrue to Pay:  | | Yes  |X| No
Indexed Principal Note:   | |  Yes (See Attached)   |X|  No
Type of Interest on Note: | | Fixed Rate   | | Floating Rate   |X| Indexed Rate
                                                                  (See Attached)
Interest Rate (Fixed Rate Notes):
Initial Interest Rate (Floating Rate Notes):
Base Rate: | | CD Rate | | Commercial Paper Rate  | | Federal Funds Rate
           | | LIBOR Telerate   | | LIBOR Reuters | | Treasury Rate
           | | Treasury Rate Constant Maturity    | | Other (See Attached)
Calculation Agent (If other than Citibank):   | | Salomon Brothers
                                              |X| Other  (See Attached)
Computation of Interest:  |X| 30 over 360       | | Actual over Actual
                          | | Actual over 360   | | Other (See Attached)
    (If other than as set forth in the Prospectus Supplement)
Interest Reset Dates:  See Attached
Rate Determination Dates:  See Attached
    (If other than as set forth in the Prospectus Supplement)
Index Maturity:  NA
Spread (+/-):  NA
Spread Multiplier:  NA
Change in Spread, Spread Multiplier or Fixed Interest Rate prior to
    Stated Maturity:   | | Yes (See Attached)  | | No
Maximum Interest Rate:  NA
Minimum Interest Rate:  NA
Amortizing Note:   | |  Yes  (See Attached)   |X|  No
Optional Redemption:   | |  Yes   |X|  No
   Optional Redemption Dates:
   Redemption Prices:
   Redemption: | | In whole only and not in part | | May be in whole or in part
Optional Repayment:       | |  Yes     |X|  No
        Optional Repayment Dates:
        Optional Repayment Prices:
Discount Note:   | |  Yes   |X|  No
        Total Amount of OID:
        Bond Yield to Call:
        Bond Yield to Maturity:
Listed on Luxembourg Stock Exchange:  |X| Yes     | | No
Common Code: 6843212
ISIN: XS0068432128

Pricing Supplement No. Euro D188 dated December 19, 1996
(to Prospectus Supplement dated April 5, 1996
to Prospectus dated April 5, 1996)


DESCRIPTION OF THE NOTES
General
The description in this Pricing Supplement of the particular terms of the Bearer Notes offered hereby (the "Notes") supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the Bearer Notes set forth in the accompanying Prospectus and Prospectus Supplement, to which descriptions reference is hereby made. The Notes offered hereby are Indexed Rate Notes, as described under "Description of Bearer Notes" in the accompanying Prospectus Supplement, to which description reference is hereby made.

Risk Factors

The Notes are Indexed Notes. The amount of interest that a Holder will receive in respect of the Notes will be partially determined by reference to changes in the value of the Nikkei 225 Index and the FT-SEr Eurotrack 200 Index during the period between the Issue Date and Stated Maturity, as described below under "Interest". If the arithmetic average of the published closing prices of the Nikkei 225 Index or the FT-SEr Eurotrack 200 Index on the 20th of each month of any calendar year during the term of the Notes exceeds the published closing price of such index on December 20th of the previous calendar year by more than 4.5%, the amount of interest payable in respect of the Notes at Stated Maturity will be greater than 22.5%. If this condition is not satisfied for any calendar year during the term of the Notes, the amount of interest payable in respect of the Notes at Stated Maturity shall be equal to 22.5%.

Definitions

"Business Day" means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in (i) New York, New York, (ii) London, England or
(iii) Milan, Italy.

The Calculation Agent will be Salomon Brothers International Limited, which is a wholly-owned subsidiary of Salomon Inc (the "Company").

Interest

The amount of interest payable on the Note at Stated Maturity (the "Indexed Interest Amount") is to be determined by the Calculation Agent in accordance with the formula set out below:
		IIA = FA times [Base Rate plus (100% times N)]; where

		"IIA" means the Indexed Interest Amount payable at Stated
                Maturity of the Note.

		"FA" means the Face Amount of the Note (as stated on the cover of this Pricing Supplement).

		"Base Rate" means 22.50%.

	"N" means B1 plus B2 plus B3 plus B4 plus B5; where
	"B1" means the greater of zero and
		(0.5 x [(AN1-N0)/ N0 + (AF1-F0) / F0] - 0.045)
	"B2" means the greater of zero and
		(0.5 x [(AN2-N1)/ N1 + (AF2-F1) / F1] - 0.045)
	"B3" means the greater of zero and
		(0.5 x [(AN3-N2) / N2 + (AF3-F2) / F2] - 0.045)
	"B4" means the greater of zero and
		(0.5 x [(AN4-N3) / N3 + (AF4-F3) / F3] - 0.045)
	"B5" means the greater of zero and
		(0.5 x [(AN5-N4) / N4 + (AF5-F4) / F4] - 0.045); where

AN1 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Nikkei 225 Index, as published by Nihon Keizai Shimbun, Inc. ("NKS"), on the 20th of each month during calendar year 1997
(or, if any such date is not a Business Day, the next succeeding Business Day).

AN2 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Nikkei 225 Index, as published by NKS, on the 20th of each month during calendar year 1998 (or, if any such date is not a Business Day, the next succeeding Business Day).

AN3 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Nikkei 225 Index, as published by NKS, on the 20th of each month during calendar year 1999 (or, if any such date is not a Business Day, the next succeeding Business Day).

AN4 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Nikkei 225 Index, as published by NKS, on the 20th of each month during calendar year 2000 (or, if any such date is not a Business Day, the next succeeding Business Day).

AN5 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Nikkei 225 Index, as published by NKS, on the 20th of each month during calendar year 2001 (or, if any such date is not a Business Day, the next succeeding Business Day).

N0 means the closing price of the Nikkei 225 Index, as published by NKS, on the Issue Date (or, if any such date is not a Business Day, the next succeeding Business Day).

N1 means the closing price of the Nikkei 225 Index, as published by NKS, on December 20, 1997 (or, if any such date is not a Business Day, the next succeeding Business Day).

N2 means the closing price of the Nikkei 225 Index, as published by NKS, on December 20, 1998 (or, if any such date is not a Business Day, the next succeeding Business Day).

N3 means the closing price of the Nikkei 225 Index, as published by NKS, on December 20, 1999 (or, if any such date is not a Business Day, the next succeeding Business Day).

N4 means the closing price of the Nikkei 225 Index, as published by NKS, on December 20, 2000 (or, if any such date is not a Business Day, the next succeeding Business Day).

AF1 means the arithmetic average, as determined by the Calculation Agent, of the Official Index Closing Prices of the FT-SEr Eurotrack 200 Index, as published by FTSE International Limited ("FTSE"), on the 20th of each month during calendar year 1997 (or, if any such date is not a Business Day, the next succeeding Business Day).

AF2 means the arithmetic average, as determined by the Calculation Agent, of the Official Index Closing Prices of the FT-SEr Eurotrack 200 Index, as published by FTSE, on the 20th of each month during calendar year 1998 (or, if any such date is not a Business Day, the next succeeding Business Day).

AF3 means the arithmetic average, as determined by the Calculation Agent, of the Official Index Closing Prices of the FT-SEr Eurotrack 200 Index, as published by FTSE, on the 20th of each month during calendar year 1999 (or, if any such date is not a Business Day, the next succeeding Business Day).

AF4 means the arithmetic average, as determined by the Calculation Agent, of the Official Index Closing Prices of the FT-SEr Eurotrack 200 Index, as published by FTSE, on the 20th of each month during calendar year 2000 (or, if any such date is not a Business Day, the next succeeding Business Day).

AF5 means the arithmetic average, as determined by the Calculation Agent, of the Official Index Closing Prices of the FT-SEr Eurotrack 200 Index, as published by FTSE, on the 20th of each month during calendar year 2001 (or, if any such date is not a Business Day, the next succeeding Business Day).

F0 means the Official Index Closing Price of the FT-SEr Eurotrack 200 Index, as published by FTSE, on the Issue Date (or, if any such date is not a Business Day, the next succeeding Business Day).

F1 means the Official Index Closing Price of the FT-SEr Eurotrack 200 Index, as published by FTSE, on December 20, 1997 (or, if any such date is not a Business Day, the next succeeding Business Day).

F2 means the Official Index Closing Price of the FT-SEr Eurotrack 200 Index, as published by FTSE, on December 20, 1998 (or, if any such date is not a Business Day, the next succeeding Business Day).

F3 means the Official Index Closing Price of the FT-SEr Eurotrack 200 Index, as published by FTSE, on December 20, 1999 (or, if any such date is not a Business Day, the next succeeding Business Day).

F4 means the Official Index Closing Price of the FT-SEr Eurotrack 200 Index, as published by FTSE, on December 20, 2000 (or, if any such date is not a Business Day, the next succeeding Business Day).

If NKS discontinues publication of the Nikkei 225 Index and publishes a successor or substitute index that the Company determines, in its sole discretion, to be comparable to the Nikkei 225 Index (any such successor or substitute index being hereinafter referred to as a "Successor Nikkei Index"), then the Indexed Interest Amount of the Notes shall be determined by the Calculation Agent, on behalf of the Company, based on such Successor Nikkei Index. In the event that the Nikkei 225 Index or any Successor Nikkei Index ceases publication, the Calculation Agent, in its sole discretion, on behalf of the Company shall calculate the Indexed Interest Amount based on the formula and method used in calculating the Nikkei 225 Index as of the Issue Date of the Notes using the closing values of appropriate securities on the Tokyo Stock Exchange (the "TSE"), chosen in its discretion.

If FTSE discontinues publication of the FT-SEr Eurotrack 200 Index and publishes a successor or substitute index that the Company determines, in its sole discretion, to be comparable to the FT-SEr Eurotrack 200 Index (any such successor or substitute index being hereinafter referred to as a "Successor Eurotrack 200 Index"), then the Indexed Interest Amount of the Notes shall be determined by the Calculation Agent, on behalf of the Company, based on such Successor Eurotrack 200 Index. In the event that the FT-SEr Eurotrack 200 Index or any Successor Eurotrack 200 Index ceases publication, the Calculation Agent, in its sole discretion, on behalf of the Company shall calculate the Indexed Interest Amount based on the formula and method used in calculating the FT-SEr Eurotrack 200 Index as of the Issue Date of the Notes using the closing values of appropriate securities traded on the London Stock Exchange, SEAQ and SEAQ International, chosen in its discretion.

Neither the Calculation Agent nor the Company will have any responsibility for errors or omissions in making such calculations or determinations. The Calculation Agent shall not be an agent of the Holders of Notes, and its calculations and determinations hereunder shall (except in the case of manifest error) be final and binding on the Company and such Holders. The Company shall not bear any liability for any mistake, misstatement or misquotation of (i) the Nikkei 225 Index or any Successor Nikkei Index by NKS or any other publisher thereof or (ii) the FT-SEr Eurotrack 200 Index or any Successor Eurotrack 200 Index by FTSE or any other publisher thereof.

Payment Date

The Stated Maturity of the Notes is December 20, 2001. If Stated Maturity would otherwise be a day that is not a Business Day, Stated Maturity shall be postponed to the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar month, Stated Maturity shall be the immediately preceding Business Day.

DESCRIPTION OF NIKKEI 225 INDEX

Unless otherwise stated, all information herein relating to the Nikkei 225 Index has been derived from the Stock Market Indices Data Bank published by NKS and other publicly-available sources. Such information reflects the policies of NKS and is subject to change at the discretion of NKS.

The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 highly capitalized underlying stocks trading on the TSE representing a broad cross-section of Japanese industries. (See Appendix A hereto for a list of the 225 underlying stocks as of September 1, 1996.) All 225 underlying stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE.

The Nikkei 225 Index is a modified, price-weighted index (i.e., an underlying stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by
(i) multiplying the per share price of each underlying stock by the corresponding weighting factor for such underlying stock (a "Weight Factor"),
(ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the "Divisor"). The Divisor, initially set in 1949 at 225, was 9.952 as of September 1, 1996 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing yen 50 by the par value of the relevant underlying stock, so that the share price of each underlying stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of yen 50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the underlying stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the underlying stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any underlying stock, the divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

Underlying stocks may be deleted or added by NKS. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the underlying stocks: (i) bankruptcy of the issuer,
(ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. Upon deletion of a stock from the underlying stocks, NKS will select a suitable replacement for such deleted underlying stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the underlying stocks. In such a case, an existing underlying stock with low trading volume and not representative of a market will be deleted by NKS.

NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The Notes are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this Pricing Supplement that NKS makes any representation or warranty, implied or express, to the Company, the Holders or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the Nikkei 225 Index to track general stock market performance. NKS has no obligation to take the needs of the Company or the Notes into consideration in determining, composing or calculating the Nikkei 225 Index. NKS is not responsible for, and has not participated in the determination of, the timing of, prices for, or quantities of, the Notes to be issued or in the determination or calculation of the equation by which the Indexed Interest Amount payable with respect to the Notes is set. NKS has no obligation or liability in connection with the administration, marketing or trading of the Notes.

The use of and references to the Nikkei 225 Index in connection with the Notes has been consented to by NKS, the publisher of the Nikkei 225 Index.

None of the Company, the Calculation Agent, the Trustee under the Senior Debt Indenture or the Agent accepts any responsibility for the calculation, maintenance or publication of the Nikkei 225 Index or any Successor Nikkei Index or substitute index. NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which such index is applied in determining the Indexed Interest Amount.

Historical Data on Nikkei 225 Index

NKS first calculated and published the Nikkei 225 Index in 1970. The following table sets forth the highest and lowest daily closing level of the period from October 1, 1991 through December 16, 1996, as well as the closing level of the Nikkei 225 Index as of the end of each such quarter or partial quarter, as indication of the future performance of the Nikkei 225 Index.


                                                 Daily Closing Levels
                                           Highest      Lowest       Closing
                                            Level        Level        Level
1991:
4th Quarter                               25,222.28    21,502.90    22,983.77

1992:
1st Quarter                               23,801.18    19,345.95    19,345.95
2nd Quarter                               18,804.60    15,741.27    15,951.73
3rd Quarter                               18,908.47    14,309.41    17,399.08
4th Quarter                               17,690.67    15,993.48    16,924.95

1993:
1st Quarter                               19,048.38    16,287.45    18,591.45
2nd Quarter                               21,076.00    19,099.09    19,590.00
3rd Quarter                               21,148.11    19,621.46    20,105.71
4th Quarter                               20,500.25    16,078.71    17,417.24

1994:
1st Quarter                               20,677.77    17,369.74    19,111.92
2nd Quarter                               21,552.81    19,122.22    20,643.93
3rd Quarter                               20,862.77    19,468.89    19,563.81
4th Quarter                               20,148.83    18,666.93    19,723.06

1995:
1st Quarter                               19,684.04    15,749.77    16,139.95
2nd Quarter                               17,103.69    14,507.17    14,517.40
3rd Quarter                               18,847.89    14,295.90    17,913.06
4th Quarter                               20,023.52    17,337.19    19,868.15

1996
1st Quarter                               21,406.85    19,734.70    21,406.85
2nd Quarter                               22,666.70    21,171.82    22,530.75
3rd Quarter                               22,455.49    20,107.11    21,556.40
4th Quarter (through December 16)         21,612.30    20,276.70    20,422.04


The Closing value of the Nikkei 225 Index on December 16, 1996 was
20,422.04.

Since its inception, the Nikkei 225 Index has experienced significant daily price fluctuations. Any historical upward or downward trend in the closing level of the Nikkei 225 Index during any period set forth above is not any indication that the Nikkei 225 Index is more or less likely to increase or decline at any time during the term of the Notes.

The Tokyo Stock Exchange

The Tokyo Stock Exchange is one of the world's largest securities exchanges in terms of market capitalization. The TSE is a two-way, continuous, pure auction market. Trading hours are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on such trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances. These include daily price floors and ceilings intended to prevent extreme fluctuations in individual stock prices. In general, any stocks listed on the TSE cannot be traded at a price outside of these limits which are stated in absolute Japanese yen, and not percentage, limits from the closing price of the stock on the previous day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter orders and balance supply and demand for stock. Investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances including, for example, unusual trading activity in that stock. As a result, variations in the Nikkei 225 Index may be limited by price limitations, or by suspension of trading, on individual stocks which comprise the Nikkei 225 Index which may, in turn, adversely affect the value of the Notes under certain circumstances.

DESCRIPTION OF FT-SE EUROTRACK 200 INDEX

Unless otherwise stated, all information herein relating to the FT-SE
Eurotrack 200 Index, the FT-SE 100 Share Index and the FT-SE Eurotrack 100 Index and has been derived from publications of FTSE, the London Stock Exchange Limited (the "Exchange") and other publicly-available sources. Such information reflects the policies of FTSE and the Exchange and is subject to change at the discretion of FTSE or the Exchange.

The FT-SE Eurotrack 200 Index is a stock index regulated, supervised and distributed by the Exchange that measures the composite price performance of 200 European stocks. The FT-SE Eurotrack 200 Index combines in a single index the stocks of 100 United Kingdom issuers comprising the FT-SE 100 Share Index and the stocks of 100 non-United Kingdom issuers comprising the FT-SE Eurotrack 100 Index, each of which is described below. (See Appendix B hereto for a list of the 200 issuers of the underlying stocks of the FT-SE Eurotrack 200 Index as of September 1, 1996.) The qualifications for inclusion of securities in the FT-SE Eurotrack 200 Index, insertions and deletions of underlying stocks, operational changes to the underlying stocks and adjustments to the capitalization weighting of the underlying stocks are governed by the procedures established with respect to the FT-SE 100 Share Index and the FT-SE Eurotrack 100 Index. The FT-SE Eurotrack 200 Index was first published in February 1991 (with a base date of February 25, 1991) and is reported by the Financial Times and other media.

The value of the FT-SE Eurotrack 200 Index is calculated at any particular time by combining the products of the respective changes in the market capitalization of the underlying stocks of the FT-SE Eurotrack 100 Index and the FT-SE 100 Share Index during a prescribed time period and multiplying the result by a base value. In performing this calculation, the underlying stocks of the FT-SE Eurotrack 100 are given the weightings used in the calculation of such index and the underlying stocks of the FT-SE 100 Share Index are weighted using a "Weighting Restraint Factor" calculated so as to assign to the underlying stocks in the FT-SE 100 Share Index a weight corresponding to the market capitalization of United Kingdom stocks listed on the Exchange to all other European stocks with firm quotes on SEAQ or SEAQ International. The FT-SE Eurotrack 200 Index currently is updated every minute between 10:00 A.M. and 3:30 P.M., London time, with the Official Index Closing Price normally set at 3:30 P.M., London time.

The Weighting Restraint Factor is subject to the regular quarterly review by the Index Administration Committee. Based upon the Index Administration Committee's report, the FT-SE Eurotrack 200 Index Steering Sub-Committee determines what action should be taken in consequence of the outcome of the quarterly review of weightings. The Index Administration Committee may, under exceptional circumstances, carry out a review of the Weighting Restraint Factor between quarterly reviews and report the outcome of the review to the FT-SE Eurotrack 200 Index Steering Sub-Committee.

FT-SE 100 Share Index

The FT-SE 100 Share Index is a stock index regulated and supervised by the Exchange and published, operated and distributed by FTSE that is intended to measure the composite price performance of the underlying stocks, which generally consist of the stocks of the largest 100 United Kingdom companies (determined on the basis of market capitalization) traded on the Exchange. A company's market capitalization is calculated by multiplying the number of shares outstanding by the company's current share price. The FT-SE 100 Share Index was first published on January 3, 1984 (with a base date of December 30, 1983) and is widely reported by newspapers (including The Wall Street Journal and the Financial Times) and other media. The underlying stocks represent a broad cross-section of United Kingdom industry and are among the most actively traded stocks on the Exchange.

The value of the FT-SE 100 Share Index is calculated at any particular time by multiplying the change in the market capitalization of the underlying stocks during a prescribed time period by a base value. The FT-SE 100 Share Index currently is updated every minute between 8:30 A.M. and 4:30 P.M., London time.

The FT-SE 100 Share Index is a capital-weighted index (i.e., an underlying stock's weight in the index is based on the total market capitalization of the issuer, rather than on its price per share). Accordingly, a 5 percent price change in the first ranked underlying stock has a greater effect on the FT-SE 100 Share Index than a 5 percent price change in the 100th ranked underlying stock. The base value of the index is recalculated to compensate for replacements of the underlying stocks or changes in the outstanding share capital of their issuers that result, for example, from rights issues or new stock issuances.

Each calendar quarter, the FTSE Actuaries UK Indicies Committee undertakes a review of the underlying stocks and determines whether it is necessary to add or delete securities from the FT-SE 100 Share Index based on the current market capitalization of their issuers. To maintain continuity, however, an underlying stock will only be deleted if (i) the market capitalization of the issuer of such stock has fallen to 111th place or below, or (ii) the market capitalization of the issuer of such stock has fallen to below 101st place, but above 111th place, in which case such stock shall be deleted only if it is necessary to create a place in the index for the stock of an issuer that is not included in the index at such time but whose market capitalization has risen to 90th place or better. A new underlying stock will be added if (i) the market capitalization of the issuer of such stock has risen to 90th place or better or (ii) it is necessary to replace the stock of an issuer whose market capitalization has fallen to 111th place or below, in which case stocks of issuers not included in the index at such time will be added as necessary in the order of their market capitalization, up to the issuer then in 91st place. The six highest placed stocks not included in the index comprise a replacement list to be used in the event that one or more underlying stocks may be deleted from the index during the period between quarterly reviews. Such a deletion will result upon the delisting of an underlying stock, and may result upon a merger or takeover of its issuer or a suspension of trading in such stock. A new issue may be added to the index if, in the view of the FTSE Actuaries UK Indicies Committee, such new issue is so large that the effectiveness of the index as a market indicator would be significantly and adversely affected by its omission. In such a case, the underlying stock of the issuer with the lowest market capitalization would generally be removed, though the timing of the inclusion of any such new issue and the decision as to which underlying stock it shall replace are at the discretion of the FTSE Actuaries UK Indicies Committee.

The performance of the FT-SE 100 Share Index varies somewhat from other stock indices, such as the Financial Times All-Share Index published by The Financial Times Limited (the "FTL"), that measure the performance of a greater number of stocks listed on the Exchange. Such performance differences reflect a number of complex factors including, among other things, the relatively greater volatility of the stocks of smaller companies that are not included among the underlying stocks and the greater sensitivity of the FT-SE 100 Share Index to the performance of industries, such as the petroleum industry, that tend to be represented by larger companies.

FT-SE Eurotrack 100 Index

The FT-SE Eurotrack 100 Index is a stock index regulated and supervised by the Exchange and published, operated and distributed by FTSE that is intended to measure the composite price performance of the underlying stocks, which generally consist of the stocks of the largest companies (determined on the basis of market capitalization) in each of the European countries included in the index for which firm quotes exist on SEAQ or SEAQ International. Stocks of United Kingdom issuers are not included. The market capitalization of the issuer of any underlying stock must represent at least 0.125% of the market capitalization of all European issuers with firm quotes on SEAQ or SEAQ International. The number of issuers from each eligible European country to be included among the 100 issuers of the underlying stocks is determined so as to have a high correlation with and track closely the major benchmark indices for Continental Europe, particularly the FT-AWI Europe excluding-UK Index. A company's market capitalization is calculated by multiplying the number of shares outstanding by the company's current firm quote price on SEAQ or SEAQ International. The FT-SE Eurotrack 100 Index was first published in November 1990 (with a base date of October 29, 1990) and is reported by the Financial Times and other media.

The value of the FT-SE Eurotrack 100 Index is calculated at any particular time by multiplying the change in the market capitalization of the underlying stocks during a prescribed time period by a base value. The FT-SE Eurotrack 100 Index currently is updated every minute between 10:00 A.M. and 3:30 P.M., London time, with the Official Index Closing Price normally set at 3:30 P.M., London time.

The FT-SE Eurotrack 100 Index is a capital-weighted index (i.e., an underlying stock's weight in the index is based on the total market capitalization of the issuer, rather than on its price per share). Accordingly, a 5 percent price change in the first ranked underlying stock has a greater effect on the FT-SE Eurotrack 100 Index than a 5 percent price change in the 100th ranked underlying stock. The base value of the index is recalculated to compensate for replacements of the underlying stocks or changes in the outstanding share capital of their issuers that result, for example, from rights issues or new stock issuances.

Each calendar quarter, an Index Administration Committee of the Exchange undertakes a review of the underlying stocks and reports to the Index Steering Committee, which then determines whether it is necessary to add or delete securities from the FT-SE Eurotrack 100 Index based on the current market capitalization of their issuers. To maintain continuity, however, an underlying stock will only be deleted if (i) the market capitalization of the issuer of such stock has fallen to 111th place or below, or (ii) the market capitalization of the issuer of such stock has fallen to below 101st place, but above 111th place, in which case such stock shall be deleted only if it is necessary to create a place in the index for the stock of an issuer that is not included in the index at such time but whose market capitalization has risen to 90th place or better. A new underlying stock will be added if (i) the market capitalization of the issuer of such stock has risen to 90th place or better or (ii) it is necessary to replace the stock of an issuer whose market capitalization has fallen to 111th place or below, in which case stocks of issuers not included in the index at such time will be added as necessary in the order of their market capitalization, up to the issuer then in 91st place. The highest placed stocks not included in the index comprise a replacement list to be used in the event that one or more underlying stocks may be deleted from the index during the period between quarterly reviews. Such a deletion will result upon the quote of an underlying stock on SEAQ or SEAQ International becoming indicative rather than firm, and may result upon a merger or takeover of its issuer or a suspension of trading in such stock. A stock having obtained a firm quote on SEAQ or SEAQ International for the first time may be added to the index if the market capitalization of the issuer of such stock represents 1.5% or more of the index's aggregate market capitalization at such time. In such a case, the underlying stock of the issuer with the lowest market capitalization would generally be removed, though the timing of the inclusion of any such new issue and the decision as to which underlying stock it shall replace are at the discretion of the Index Screening Committee.

FTSE is under no obligation to continue the calculation and dissemination of the FT-SE Eurotrack 200 Index, the FT-SE Eurotrack 100 Index or the FT-SE 100 Share Index. The Notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by the London Stock Exchange Limited (the "Exchange") or by the Financial Times Ltd. (the "FTL") and neither FTSE nor the Exchange nor the FTL makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FT-SE Eurotrack 200 Index and/or the figure at which the FT-SE Eurotrack 200 Index stands on any particular day or otherwise. The FT-SE Eurotrack 200 Index is compiled and calculated solely by FTSE. However, neither FTSE nor the Exchange nor the FTL shall be liable (whether in negligence or otherwise) to any person for any error in the FT-SE Eurotrack 200 Index and neither FTSE nor the Exchange nor the FTL shall be under any obligation to advise any person, including a purchaser or vendor of any of the Notes, of any error therein.
FTSE has no obligation to take the needs of the Company or holders of the Notes into consideration in determining, composing or calculating the FT-SE Eurotrack 200 Index. FTSE is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the Notes to be issued or in the determination or calculation of the equation by which the Indexed Interest Amount payable with respect to the Notes is set. FTSE has no obligation or liability in connection with the administration, marketing or trading of the Notes.

"FTSE" is a registered trade mark of The London Stock Exchange Limited and the Financial Times Limited and are used by FTSE International Limited under license.

None of the Company, the Calculation Agent, the Trustee under the Senior Debt Indenture or the Agent accepts any responsibility for the calculation, maintenance or publication of the FT-SE Eurotrack 200 Index or any Successor Eurotrack 200 Index. FTSE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the FT-SE Eurotrack 200 Index or the manner in which such index is applied in determining any Indexed Interest Amount payable with respect to the Notes.

Historical Data on FT-SE Eurotrack 200

The International Stock Exchange first calculated and published the FT-SE Eurotrack 200 Index in February 1991. The following table sets forth the highest and lowest daily closing level of the period from October 1, 1991 through December 16, 1996, as well as the closing level of the FT-SE Eurotrack 200 Index as of the end of each such quarter or partial quarter, as indication of the future performance of the FT-SE Eurotrack 200 Index.

                                                 Daily Closing Levels
                                           Highest      Lowest       Closing
                                            Level        Level        Level
1991:
4th Quarter                                1178.95      1071.77      1129.81

1992:
1st Quarter                                1200.08      1130.42      1159.94
2nd Quarter                                1248.79      1141.32      1169.77
3rd Quarter                                1161.24      1029.56      1079.39
4th Quarter                                1169.11      1010.09      1169.11

1993:
1st Quarter                                1232.53      1144.79      1220.16
2nd Quarter                                1266.14      1200.34      1266.14
3rd Quarter                                1396.45      1257.80      1362.51
4th Quarter                                1552.09      1368.19      1546.84

1994:
1st Quarter                                1607.10      1440.06      1440.06
2nd Quarter                                1500.59      1342.95      1352.98
3rd Quarter                                1460.56      1251.88      1359.89
4th Quarter                                1421.32      1335.96      1390.02

1995:
1st Quarter                                1406.41      1314.73      1362.27
2nd Quarter                                1466.70      1360.10      1431.81
3rd Quarter                                1565.52      1456.65      1513.66
4th Quarter                                1602.58      1479.98      1600.63

1996:
1st Quarter                                1685.18      1584.49      1679.78
2nd Quarter                                1740.61      1685.33      1726.44
3rd Quarter                                1778.07      1643.51      1778.07
4th Quarter (through December 16)          1940.43      1790.49      1899.66


The Closing value of the FT-SE Eurotrack 200 Index on December 16, 1996 was 1899.66.

Since its inception, the FT-SE Eurotrack 200 Index has experienced significant daily price fluctuations. Any historical upward or downward trend in the closing level of the FT-SE Eurotrack 200 Index during any period set forth above is not any indication that the FT-SE Eurotrack 200 Index is more or less likely to increase or decline at any time during the term of the Notes.

The London Stock Exchange; SEAQ and SEAQ International

The Exchange is the largest established securities market in the United Kingdom and one of the world's largest securities exchanges in terms of market capitalization. Trading on the Exchange takes place in quantity of shares, rather than in round lots. The rules of the Exchange currently place no limits on daily permissible price movements in the trading of listed securities. SEAQ is the Exchange's electronic price information system, which acts as an interface between market-makers and their customers. Throughout the trading day, 30 registered market-makers are obliged to display to the market their bid and offer prices and the maximum bargain size to which these prices relate.
All equity prices displayed on SEAQ are firm. SEAQ International is the electronic price information system of the Exchange's International Equity Market, which is the largest market in the world for the trading of non-domestic equities. At January 1, 1996, SEAQ International displayed real-time prices in over 1,000 stocks from over 30 countries, with over 550 of these stocks being quoted on a firm basis and the remainder having indicative quotes. More than 50 market-makers enter bid and offer prices directly onto a central computer system, which are then distributed to potential investors through a number of commercial vendors. Investors wishing to execute a trade contact the appropriate market-maker in order to determine the terms of settlement. Trading hours on the Exchange and SEAQ currently begin at 8:30 A.M. and end at 4:30 P.M., London time. Trading on SEAQ International can take place 24 hours a day, but quotations may only be input into SEAQ International between 8:00 A.M. and 5:15 P.M., London time.

Due to the time zone difference between New York City and London, on any normal trading day, trading on the underlying stocks of the FT-SE Eurotrack 200 Index on the Exchange, SEAQ and SEAQ International will cease prior to the end of the trading day in New York City. The Official Index Closing Price of the FT-SE Eurotrack 200 is generally issued at 3:30 P.M., London time and will therefore generally be available in the United States shortly after 10:30 A.M., New York City time. The time zone difference between New York City and London may vary at certain times of the year due to different beginning and ending dates of Daylight Savings Time in New York City and the comparable British Summer Time in London.

Use of Proceeds

A portion of the proceeds received by the Company from the sale of the Notes will be used by the Company or one or more of its subsidiaries, in connection with hedging the Company's obligations under the Notes, to purchase or acquire positions in a variety of financial instruments relating to (i) the Nikkei 225 Index and/or the Underlying Nikkei Stocks or (ii) the FT-SE Eurotrack 200 Index and/or the Underlying Euro Stocks.

License Agreements

NKS and the Company have entered into a license agreement providing for a license, in exchange for a fee, of certain trade and service marks with respect to indices owned and published by NKS in connection with the issuance of the Notes. The use of and reference to the Nikkei 225 Index in connection with the Notes have been consented to by NKS, the publisher of the Nikkei 225 Index.

FTSE International Limited and the Company have entered into a license agreement providing for a license, in exchange for a fee, of certain trade and service marks with respect to indices owned and published by FTSE in connection with the issuance of the Notes. The use of and reference to the FT-SE Eurotrack 200 Index in connection with the Notes have been consented to by FTSE, the publisher of the FT-SE Eurotrack 200 Index.

DESCRIPTION OF ITALIAN LIRA

The lira is the national currency of Italy. Italian bank notes are issued by The Bank of Italy, which is Italy's central bank and the sole bank of issue.
On December 18, 1996, the noon buying rate for cable transfers in New York City payable in lira, as reported by the Federal Reserve Bank of New York, was Lit. 1,530.90 = $1.00.

The exchange rate between the lira and the U.S. dollar is, at any moment, a result of the supply of and the demand for the two currencies, and changes in such exchange rate result over time from the interaction of many factors directly or indirectly affecting economic conditions in Italy and in the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments (both on capital and current account) and the extent of governmental surpluses or deficits in Italy and in the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of Italy, the United States and other countries prominent in international trade and finance. In recent years, rates of exchange between the U.S. dollar and the Italian lira have been highly volatile.

TAXATION

The following disclosure supplements, and to the extent inconsistent therewith, replaces, the disclosure in the Prospectus Supplement under "Taxation in the United States":

Under U.S. Treasury regulations relating to debt instruments that provide for contingent payments, gain realized on a sale or other disposition of the Notes, and the excess of the redemption price of the Notes over their issue price, will be classified as interest income (rather than as gain) for U.S. tax purposes. Such interest income will be exempt from withholding of U.S. Federal income tax to the extent described in the Prospectus Supplement under "Taxation in the United States."


APPENDIX A
LIST OF NIKKEI 225 INDEX UNDERLYING STOCKS
The following is a list of the 225 companies whose stocks comprised the Nikkei 225 Index as of December 1, 1996.
 1. AJINOMOTO CO. INC.
 2. ALL NIPPON AIRWAYS CO. LTD.
 3. AOKI CORPORATION
 4. ASAHI BREWERIES LTD.
 5. ASAHI CHEMICAL INDUSTRY CO. LTD.
 6. ASAHI DENKA KOGYO K.K.
 7. ASAHI GLASS CO. LTD.
 8. BANK OF TOKYO-MITSUBISHI LTD.
 9. BRIDGESTONE CORPORATION
 10. CANON INC.
 11. CHICHIBU ONODA
 12. CHIYODA CORPORATION
 13. CHUBU ELECTRIC POWER
 14. CITIZEN WATCH CO. LTD.
 15. DAI-ICHI KANGYO BANK LTD.
 16. DAINIPPON PRINTING CO. LTD.
 17. DAINIPPON PHARMACEUTICAL CO. LTD.
 18. DAIWA HOUSE INDUSTRY CO. LTD.
 19. DENKI KAGAKU KOGYO K.K.
 20. DENSO CORP.
 21. DOWA MINING CO. LTD.
 22. EBARA CORPORATION
 23. FUJI BANK LTD.
 24. FUJIBOSEKI
 25. FUJI ELECTRIC CO. LTD.
 26. FUJI PHOTO FILM CO. LTD.
 27. FUJIKURA LTD.
 28. FUJITA CORPORATION
 29. FUJITSU LTD.
 30. FURUKAWA CO. LTD.
 31. FURUKAWA ELECTRIC CO. LTD.
 32. HAZAMA CORPORATION
 33. HEIWA REAL ESTATE CO. LTD.
 34. HINO MOTORS LTD.
 35. HITACHI LTD.
 36. HITACHI ZOSEN CORPORATION
 37. HOKUETSU PAPER MILLS LTD.
 38. HONDA MOTOR CO. LTD.
 39. HONEN CORPORATION
 40. ISAEKI AND CO. LTD.
 41. ISHIKAWAJIMA HARIMA HEAVY IND.
 42. ISUZU MOTORS LTD.
 43. ITOCHU CORPORATION
 44. IWATANI INTERNATIONAL CORPORATION
 45. JAPAN ENERGY CORPORATION
 46. JAPAN STEEL WORKS LTD.
 47. JAPAN SYNTHETIC RUBBER CO.
 48. KAJIMA CORPORATION
 49. KANEBO LTD.
 50. KANSAI ELECTRIC POWER CO. INC.
 51. KAWASAKI HEAVY IND. LTD.
 52. KAWASAKI KISEN KAISHA LTD.
 53. KAWASAKI STEEL CORPORATION
 54. KEIHIN ELECTRIC EXPRESS RAILWAY CO.
 55. KEIO TEITO ELECTRIC RAILWAY CO. LTD
 56. KEISEI ELECTRIC RAILWAY CO. LTD.
 57. KIKKOMAN CORPORATION
 58. KIRIN BREWERY CO. LTD.
 59. KOBE STEEL LTD.
 60. KOMATSU LTD.
 61. KONICA CORPORATION
 62. KOYO SEIKO CO. LTD.
 63. KUBOTA CORPORATION
 64. KUMAGAI GUMI CO. LTD.
 65. KURARAY CO. LTD.
 66. KYOKUYO CO. LTD.
 67. KYOWA HAKKO KOGYO CO. LTD.
 68. MARUBENI CORPORATION
 69. MARUI CO. LTD.
 70. MARUZEN CO. LTD.
 71. MATSUSHITA ELECTRIC INDUSTRIAL
 72. MAZDA MOTOR CORPORATION
 73. MEIDENSHA CORPORATION
 74. MEIJI MILK PRODUCTS CO. LTD.
 75. MEIJI SEIKA KAISHA LTD.
 76. MERCIAN CORPORATION
 77. MINEBEA CO. LTD.
 78. MITSUBISHI CHEMICAL CORPORATION
 79. MITSUBISHI CORPORATION
 80. MITSUBISHI ELECTRIC CORPORATION
 81. MITSUBISHI ESTATE CO. LTD.
 82. MITSUBISHI HEAVY INDUSTRIES
 83. MITSUBISHI MATERIALS CORPORATION
 84. MITSUBISHI OIL CO. LTD.
 85. MITSUBISHI PAPER MILLS LTD.
 86. MITSUBISHI RAYON CO. LTD.
 87. MITSUBISHI STEEL MANUFACTURING CO.
 88. MITSUBISHI TRUST AND BANKING CORP.
 89. MITSUBISHI LOGISTICS CORP.
 90. MITSUI AND CO. LTD.
 91. MITSUI ENG. AND SHIPBUILDING
 92. MITSUI MARINE AND FIRE INSUR. CO.
 93. MITSUI MINING AND SMELTING LTD.
 94. MITSUI MINING CO. LTD.
 95. MITSUI O.S.K. LINES LTD.
 96. MITSUI REAL ESTATE SALES CO. LTD.
 97. MITSUI SOKO CO. LTD.
 98. MITSUI TOATSU CHEMICALS INC.
 99. MITSUI TRUST AND BANKING CO. LTD.
 100. MITSUKOSHI LTD.
 101. MORINAGA AND CO. LTD.
 102. NACHI-FUJIKOSHI CORPORATION
 103. NAVIX LINE LTD.
 104. NEC CORPORATION
 105. NEW OJI PAPER CO.
 106. NGK INSULATORS LTD.
 107. NICHIREI CORPORATION
 108. NICHIRO GYOGYO
 109. NIHON CEMENT CO. LTD.
 110. NIHON DENKO CO. LTD.
 111. NIHON SHINPAN CO. LTD.
 112. NIIGATA ENGINEERING CO. LTD.
 113. NIKKO SECURITIES CO. LTD.
 114. NIKON CORPORATION
 115. NIPPON BEET SUGAR MANUFACTURING CO.
 116. NIPPON CARBIDE INDUSTRIES CO. INC.
 117. NIPPON CARBON CO. LTD.
 118. NIPPON CHEMICAL INDUSTRIAL CO. LTD.
 119. NIPPON EXPRESS CO. LTD.
 120. NIPPON FLOUR MILLS CO. LTD.
 121. NIPPON KAYAKU CO. LTD.
 122. NIPPON LIGHT METAL CO. LTD.
 123. NIPPON METAL INDUSTRY CO. LTD.
 124. NIPPON OIL CO. LTD.
 125. NIPPON PAPER IND. CO. LTD.
 126. NIPPON PISTON RING CO. LTD.
 127. NIPPON SHARYO LTD.
 128. NIPPON SHEET GLASS CO. LTD.
 129. NIPPON SODA CO. LTD.
 130. NIPPON STEEL CORPORATION
 131. NIPPON SUISAN KAISHA LTD.
 132. NIPPON TELEGRAPH AND TELEPHONE NTT
 133. NIPPON YAKIN KOGYO
 134. NIPPON YUSEN K.K.
 135. NISSAN CHEMICAL INDUSTRIES LTD.
 136. NISSAN MOTOR CO. LTD.
 137. NISSHIN FLOUR MILLING CO. LTD.
 138. NISSHIN OIL MILLS LTD.
 139. NISSHINBO INDUSTRIES INC.
 140. NISSHO IWAI CORPORATION
 141. NISSHOKIN
 142. NITTO BOSEKI CO. LTD.
 143. NKK CORPORATION
 144. NOF CORPORATION
 145. NOMURA SECURITIES CO. LTD.
 146. NORITAKE CO. LTD.
 147. NSK LTD.
 148. NTN CORPORATION
 149. OBAYASHI CORPORATION
 150. ODAKYU ELECTRIC RAILWAY
 151. OKI ELECTRIC INDUSTRY CO. LTD.
 152. OKUMA CORPORATION
 153. OSAKA GAS CO. LTD.
 154. PIONEER ELECTRONIC CORPORATION
 155. RASA INDUSTRIES LTD.
 156. RICOH COMPANY LTD.
 157. SAKURA BANK LTD.
 158. SANKYO CO. LTD.
 159. SANKYU INC.
 160. SANWA BANK LTD.
 161. SANYO ELECTRIC CO. LTD.
 162. SAPPORO BREWERIES LTD.
 163. SATO KOGYO CO. LTD.
 164. SEIKA CORPORATION
 165. SHARP CORPORATION
 166. SHIMIZU CORPORATION
 167. SHIMURA KAKO CO.
 168. SHINETSU CHEMICAL CO. LTD.
 169. SHINAGAWA REFRACTORIES CO. LTD.
 170. SHIONOGI AND CO. LTD.
 171. SHOWA DENKO K.K.
 172. SHOWA ELECTRIC WIRE AND CABLE CO. LTD.
 173. SHOWA LINE LTD.
 174. SHOWA SHELL SEKIYU K.K.
 175. SONY CORPORATION
 176. SUMITOMO BANK LTD.
 177. SUMITOMO CEMENT CO. LTD.
 178. SUMITOMO CHEMICAL CO. LTD.
 179. SUMITOMO COAL MINING CO. LTD.
 180. SUMITOMO CORPORATION
 181. SUMITOMO ELECTRIC IND. LTD.
 182. SUMITOMO HEAVY INDUSTRIES, LTD.
 183. SUMITOMO METAL INDUSTRIES LTD.
 184. SUMITOMO METAL MINING CO. LTD.
 185. SUZUKI MOTOR CORPORATION
 186. TAISEI CORPORATION
 187. TAKARA SHUZO
 188. TAKEDA CHEMICAL INDUSTRIES
 189. TEIJIN LTD.
 190. TEIKOKU OIL
 191. TEKKEN CORPORATION
 192. TOA CORPORATION
 193. TOAGOSEI CHEMICAL INDUSTRY
 194. TOBISHIMA CORPORATION
 195. TOBU RAILWAY
 196. TOEI CO.
 197. TOHO RAYON
 198. TOHO ZINC CO. LTD.
 199. TOKAI CARBON CO. LTD.
 200. TOKIO MARINE AND FIRE INSUR. CO.
 201. TOKYO DOME CORPORATION
 202. TOKYO ELECTRIC POWER CO. INC.
 203. TOKYO GAS CO. LTD.
 204. TOKYO ROPE MFG.
 205. TOKYU CORPORATION
 206. TOKYU DEPARTMENT STORE
 207. TOMEN CORPORATION
 208. TONEN CORPORATION
 209. TOPPAN PRINTING CO. LTD.
 210. TOPY INDUSTRIES
 211. TORAY INDUSTRIES
 212. TOSHIBA CORPORATION
 213. TOSOH CORPORATION
 214. TOTO LTD.
 215. TOYO SEIKAN KAISHA
 216. TOYOBO CO. LTD.
 217. TOYOTA MOTOR CORPORATION
 218. UBE CHEMICAL INDUSTRIES
 219. UNITIKA LTD.
 220. YAMAHA CORPORATION
 221. YAMANOUCHI PHARMACEUTICAL
 222. YASUDA FIRE AND MARINE INSURANCE CO.
 223. YOKOGAWA ELECTRIC
 224. YOKOHAMA RUBBER
 225. YUASA CORPORATION




APPENDIX B
LIST OF FT-SE EUROTRACK 200 UNDERLYING STOCKS
The following is a list of the 200 companies whose stocks comprised the FT-SE Eurotrack 200 Index as of December 1, 1996.

Austria
 1. OMV AG

Belgium
 2. FORTIS AG
 3. DELHAIZE
 4. ELECTRABEL
 5. GBL
 6. GENERALE BANQUE
 7. KREDIETBANK
 8. PETROFINA
 9. SGB
 10. SOLVAY
 11. TRACTEBEL

Denmark
 12. NOVO ADR
 13. TELE DANMARK B

Finland
 14. NOKIA A
 15. NOKIA K
 16. UPM-KYMMENE OY

France
 17. ALCATEL ALSTHOM
 18. ELF-AQUITAINE
 19. AXA
 20. B N P (FRF25)
 21. CARREFOUR
 22. DANONE
 23. GENERALE DES EAUX
 24. L'AIR LIQUIDE
 25. L'OREAL
 26. L.V.M.H.
 27. PARIBAS
 28. PEUGEOT S.A.
 29. PINAULT-PRINTEMPS
 30. RHONE-POULENC A
 31. ROUSSEL UCLAF
 32. SCHNEIDER
 33. SANOFI
 34. SAINT-GOBAIN
 35. SGS THOMPSON MICRO
 36. SOCIETE GENERALE
 37. SUEZ (CIE DE)
 38. TOTAL
 39. U.A.P.

Germany
 40. ALLIANZ
 41. BASF AG
 42. BAYER AG
 43. BMW (BEARER)
 44. DAIMLER-BENZ
 45. DEUTSCHE BANK
 46. DRESDNER BANK
 47. HOECHST
 48. MANNESMANN
 49. RWE
 50. SIEMENS
 51. VEBA
 52. VIAG

Ireland
 53. ALLIED IRISH BANKS PLC
 54. BANK OF IRELAND
 55. CRH PLC
 56. SMURFITT (JEFFERSON) GROUP PLC

Italy
 57. ALLEANZA ASSICURAZZIONI
 58. FIAT SPA
 59. GENERALI ASSICURAZZIONI
 60. ISTITUTO BANCARIO SAN PAOLO DI TORINO
 61. ISTITUTO MOBILIARE ITALIANO SPA
 62. INA SPA
 63. MEDIASET
 64. STET
 65. STET RISP
 66. TELECOM ITALIA
 67. TIM SPA

Netherlands
 68. ABN-AMRO HOLDINGS
 69. ING GROUP NV
 70. KPN
 71. ROYAL DUTCH (BR.)
 72. UNILEVER NV

Norway
73. NORSK HYDRO

Spain
 74. ARGENTARIA
 75. BANCO BILBAO VIZCAYA ADR
 76. ENDESA ORD
 77. IBERDROLA
 78. PRYCA
 79. REPSOL SA
 80. TELEFONICA ORD

Sweden
 81. ABB A
 82. ABB B
 83. ASTRA A
 84. ASTRA B
 85. ELECTROLUX B
 86. ERICSSON B
 87. INVESTOR A
 88. INVESTOR B
 89. NORDBANKEN AB
 90. SANDVIK A
 91. SE BANKEN A
 92. SPARBANKEN
 93. SVENSKA HANDELSBANKEN A
 94. VOLVO B

Switzerland
 95. CIBA GEIGY REG
 96. CS HOLDINGS REG
 97. NESTLE REG
 98. ROCHE HOLDINGS
 99. SANDOZ REG
 100. UBS BR

United Kingdom
 101. 3i GROUP PLC
 102. ABBEY NATIONAL PLC
 103. ALLIED DOMECQ PLC
 104. ARGOS PLC
 105. ASDA GROUP PLC
 106. ASSOCIATED BRITISH FOODS PLC
 107. BAT INDUSTRIES PLC
 108. BAA PLC
 109. BANK OF SCOTLAND PLC
 110. BARCLAYS PLC
 111. BASS PLC
 112. BLUE CIRCLE INDUSTRIES PLC
 113. BOC GROUP PLC
 114. BOOTS CO PLC
 115. BRITISH AEROSPACE PLC
 116. BRITISH AIRWAYS PLC
 117. BRITISH GAS PLC
 118. BRITISH PETROLEUM CO PLC
 119. BRITISH SKY BROADCASTING GROUP PLC
 120. BRITISH STEEL PLC
 121. BRITISH TELECOMMUNICATIONS PLC
 122. BTR PLC
 123. BURMAH CASTROL PLC
 124. BURTON GROUP PLC
 125. CABLE & WIRELESS PLC
 126. CADBURY SCHWEPPES PLC
 127. CARLTON COMMUNICATIONS PLC
 128. COMMERCIAL UNION PLC
 129. COURTAULDS PLC
 130. DIXONS GROUP PLC
 131. EMI GROUP PLC
 132. ENTERPRISE OIL PLC
 133. GENERAL ACCIDENT PLC
 134. GENERAL ELECTRIC CO PLC
 135. GKN PLC
 136. GLAXO WELLCOME PLC
 137. GRANADA GROUP PLC
 138. GRAND METROPOLITAN PLC
 139. GREAT UNIVERSAL STORES PLC
 140. GUARDIAN ROYAL EXCHANGE PLC
 141. GUINNESS PLC
 142. HANSON PLC
 143. HSBC HOLDINGS HKD10
  HSBC HOLDINGS ORD75p
 144. IMPERIAL CHEMICALS INDUSTRIES PLC
 145. IMPERIAL TOBACCO GROUP
 146. KINGFISHER PLC
 147. LADBROKE GROUP PLC
 148. LAND SECURITIES PLC
 149. LASMO PLC
 150. LEGAL & GENERAL GROUP PLC
 151. LLOYDS TSB GROUP PLC
 152. LUCAS VARITY
 153. MARKS & SPENCER PLC
 154. NATIONAL GRID GROUP PLC
 155. NATIONAL POWER PLC
 156. NATIONAL WESTMINISTER BANK PLC
 157. NEXT PLC
 158. ORANGE PLC
 159. PEARSON PLC
 160. PENINSULAR & ORIENTAL STEAM NAVIGATION CO
 161. PILKINGTON PLC
 162. POWERGEN PLC
 163. PRUDENTIAL CORPORATION PLC
 164. RAILTRACK GROUP PLC
  RAILTRACK GROUP 190p CALL
 165. RANK GROUP PLC
 166. RECKITT & COLMAN PLC
 167. REDLAND PLC
 168. REED INTERNATIONAL PLC
 169. RENTOKILL INITIAL PLC
 170. REUTERS HOLDINGS PLC
 171. RMC GROUP PLC
 172. ROLLS ROYCE PLC
 173. ROYAL & SUN ALLIANCE INSURANCE GROUP PLC
 174. ROYAL BANK OF SCOTLAND GROUP PLC
 175. RTZ CORPORATION PLC
 176. SAFEWAY PLC
 177. SAINSBURY (J) PLC
 178. SCHRODERS N/V
  SCHRODERS ORD
 179. SCOTTISH & NEWCASTLE PLC
 180. SCOTTISH POWER PLC
 181. SEVERN TRENT PLC
 182. SHELL TRANSPORT AND TRADING CO PLC
 183. SIEBE PLC
 184. SMITH & NEPHEW PLC
 185. SMITHKLINE BEECHAM PLC
 186. SMITHS INDUSTRIES PLC
 187. STANDARD CHARTERED PLC
 188. TATE & LYLE PLC
 189. TESCO PLC
 190. THAMES WATER PLC
 191. TI GROUP PLC
 192. TOMKINS PLC
 193. UNILEVER PLC
 194. UNITED NEWS & MEDIA PLC
 195. UNITED UTILITIES PLC
 196. VODAFONE GROUP PLC
 197. WHITBREAD PLC
 198. WILLIAMS HOLDINGS PLC
 199. WOLSELEY PLC
 200. ZENECA GROUP PLC